UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022 (February 23, 2022)

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On February 23, 2022, the Board of Directors of Getty Realty Corp., a Maryland corporation (the “Company”), approved an amendment to the Company’s Bylaws (the “Bylaw Amendment”) to amend Article XIV of the Bylaws to give the Company’s stockholders the power to alter, repeal, amend or rescind the Bylaws or to make new Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the matter pursuant to a binding proposal timely submitted by a stockholder (or stockholder group) that satisfies the ownership and other eligibility requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, for the periods and as of the dates specified therein. Previously, Article XIV provided that the Board of Directors had the exclusive power to alter, repeal, amend or rescind any provision of the Bylaws and to make new Bylaws.

The Board of Directors of the Company also approved an analogous amendment to the Company’s Articles of Incorporation, which the Company will submit for stockholder approval at the Company’s 2022 annual meeting of stockholders. The amendment to the Bylaws is effective immediately.

The foregoing summary information set forth in this Current Report on Form 8-K regarding the Company’s Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

MUTA Opt-Out

On February 23, 2022, the Board of Directors of the Company approved a resolution that prohibits the Company from electing to be subject to the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), commonly referred to as the Maryland Unsolicited Takeovers Act, or MUTA, contained in Section 3-803, unless such election is first approved by the stockholders of the Company by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. The Company filed Articles Supplementary documenting the resolution of the Board of Directors with the Maryland State Department of Assessments and Taxation of Maryland (“SDAT”) on February 24, 2022. As a result of the Articles Supplementary and the resolutions of the Board of Directors, the Company is prohibited from electing to be subject to Section 3-803 of the MGCL, which would permit the Company to classify the Board of Directors without stockholder approval, and such prohibition may not be repealed unless first approved by the Company’s stockholders by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

The foregoing summary information set forth in this Current Report on Form 8-K regarding the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

3.1	Second Amendment to Bylaws of Getty Realty Corp., dated February 23, 2022

3.2	Articles Supplementary of Getty Realty Corp., dated as of February 24, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: February 25, 2022	By:	/s/ Joshua Dicker
Joshua Dicker
Executive Vice President and General Counsel

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